[TEXT]	UNITED STATES
		SECURITIES AND EXCHANGE COMMISSION
		WASHINGTON, D.C.  20549

		FORM 13F

		FORM 13 F COVER PAGE

Report for the Calendar Year or Quarter Ended:  June 30, 2000

Check here if Amendment [ ]; Amendment Number:
This Amendment:  [ ] adds new holdings entries.

Institutional Investment Manager Filing this Report:

Name:		Duncker, Streett & Co., Inc.
		319 N. 4th Street
		Suite 900
		St. Louis, MO  63102

13F File Number:		28-5748

The institutional investment manager filing this report and the person by whom it is signed hereby represent that the person signing the report is authorized to submit it, that all information contained herein is true, correct and complete, and that it is understood that all required items, statements, schedules, lists, and tables, are considered integral parts of this form.

Person signing this Report on Behalf of Reporting Manager:

Name:		Charles P. Duncker
Title:		Vice-Chairman, Treasurer
Phone:		314-241-3343
Signature, Place, and Date of Signing:

	Charles P. Duncker	St. Louis, Missouri	August 3, 2000

Report Type:	13F HOLDINGS REPORT

I AM SIGNING THIS REPORT AS REQUIRED BY THE SECURITIES EXCHANGE ACT OF 1934.
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